UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2026

INDAPTUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40652	86-3158720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Columbus Circle 15th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(646) 427-2727

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	INDP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officer

Nir Sassi resigned as Chief Financial Officer on April 1, 2026. Mr. Sassi’s resignation is not based on any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Appointment of Director and Officer

On March 31, 2026, the Board of Directors appointed Qinglai Lu as a member of the Board of Directors, effective April 8, 2026. The Board of Directors of the Company deemed Qinglai Lu to qualify as “independent” in accordance with the listing requirements of Nasdaq.

Qinglai Lu, 48, brings over 20 years of experience across corporate finance, banking and debt capital markets, asset management, distressed investments, and private banking in the Asia-Pacific region. Mr. Lu joined Plunkett Capital in May 2019 as Managing Partner. His key responsibilities included structuring and arranging private credit and equity financing for corporates, while deploying proprietary capital and managed funds to invest alongside such transactions; leading the firm’s proprietary investment in a regional multi-family office and serving on its board, participating in strategic decision-making and major initiatives, while building deep relationships with dozens of entrepreneurial families across Asia-Pacific; developing asset management and direct investment opportunities across Asia-Pacific, with a strategic focus on Japan and Singapore. Under Mr. Lu’s leadership as CEO, CPI Capital Management (Singapore) received regulatory approval from the Monetary Authority of Singapore to conduct fund management business in April 2025; and spearheading investments and asset management initiatives in virtual assets and Web3, including RWA tokenization of traditional financial assets and providing asset management solutions for stablecoin issuers. Prior to joining Plunkett Capital, Mr. Lu served as Head of Financing Solutions, Private Banking Asia at Goldman Sachs (Asia) LLC from 2018 to 2019.

Mr. Lu graduated from Shanghai Jiao Tong University in 1999 with a Bachelor’s degree in Communications Engineering and has been a Chartered Financial Analyst (CFA) charterholder since 2005.

On April 1, 2026, the Board of Directors appointed Yu Ding as Chief Financial Officer of the Company, effective immediately, after a thorough review of Yu Ding’s qualifications.

Yu Ding, 51, is a financial executive with over 20 years of extensive experience across commercial and financial markets. He has worked in capital management, strategic financial planning, and cross-sectoral leadership. Yu Ding has experience navigating complex regulatory environments for publicly traded companies on the Shanghai and Hong Kong Stock Exchanges. He was the Vice President and Chief Financial Officer of Grand Auto Service Group Co., Ltd. (600297.SS) in Shanghai, China from August 2023 to January 2026. Yu Ding also served as Chief Financial Officer for the Hong Kong Stock Exchange-listed entity, Grand Baoxin Auto Group Limited during such time. From May 2019 to December 2019, he was the Vice President of China ZhengTong Auto Services Holdings Limited (1728.HK) in Hong Kong.

Yu Ding graduated from the University of Canberra, Australia with a Master of Business Administration (MBA) in November 2006 and from East China Normal University with a China Bachelor’s Degree in International Accounting in July 1995.

Committee Appointments

On March 31, 2026, Matthew McMurdo resigned as a member of the Audit Committee, and Qinglai Lu and Jerome Jabbour were appointed to the Audit Committee by the Board of Directors.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2026

INDAPTUS THERAPEUTICS, INC.

By:	/s/ Junyi Dai
Name:	Junyi Dai
Title:	Chief Executive Officer